CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913

Gentlemen:

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2 of our report dated March 30, 2006 on the consolidated financial statements of NeoGenomics, Inc. as of December 31, 2005 and for each of the years ended December 31, 2005 and 2004, which appear in such prospectus. We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

/s/ Kingery & Crouse, P.A.
Kingery & Crouse, P.A.

June 30, 2006